Exhibit 10

AMENDMENT 1

TO

MATRIX SERVICE COMPANY

2004 STOCK INCENTIVE PLAN

1. Introduction. The Matrix Service Company 2004 Stock Option Plan was initially adopted by the Board of Directors of Matrix Service Company (the “Company”) on January 20, 2004, and approved by our stockholders on March 23, 2004 (the “Option Plan”). Awards may be granted under the Option Plan until March 23, 2014, the tenth anniversary of the date it was approved. On July 31, 2006, the Board approved, subject to stockholder approval and based upon the recommendation of the Compensation Committee, the amendment and restatement of the Option Plan (the “Amended and Restated Plan”). The Amended and Restated Plan, to be renamed the “Matrix Service Company 2004 Stock Incentive Plan” (the “Incentive Plan”), will permit the grant of restricted stock, restricted stock units, stock appreciation rights and performance shares, in addition to options, which are currently granted under the Option Plan. These awards may be granted under the Incentive Plan until the tenth anniversary of the date of stockholder approval. Therefore, approval of the Incentive Plan will extend the term of the plan from March 23, 2014, until October 23, 2016.

2. Purpose. The purpose of this Amendment 1 is to clarify that the Incentive Plan does not permit the Compensation Committee, without prior stockholder approval, to effect any “repricing” of any Award under the Incentive Plan.

3. Amendments. The Incentive Plan is hereby amended as follows:

(a) In the last sentence of Section 3(c) of the Incentive Plan, which provides a list of matters the Compensation Committee shall have discretionary authority to effect, the following clause is deleted: “offer to buy out an Award previously granted, based on such terms and conditions as the Committee shall establish with and communicate to the Participant at the time such offer is made;”.

(b) In Section 6(g) of the Incentive Plan, which provides for the modification, extension or renewal of Options or SARs granted under the Plan by the Compensation Committee the following clause is deleted: “, or accept the surrender of outstanding Options or SARs (up to the extent not theretofore exercised) and authorize the granting of new Options or SARs in substitution therefor”.

4. No Other Changes. No other terms and provisions of the Incentive Plan are amended hereby.

5. Effective Date. This Amendment 1 shall take effect and be adopted on the date that the stockholders of the Company approve the Incentive Plan.

Executed as of the 4th day of October, 2006.

ATTEST:	MATRIX SERVICE COMPANY

/s/ GEORGE L. AUSTIN	By:	/s/ MICHAEL J. HALL
George L. Austin Secretary		Michael J. Hall President and Chief Executive Officer

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